Exhibit 10.2

November 9, 2005

Mr. Pierre Duhamel

Executive Vice President and Chief Financial Officer

Re:	AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Pierre,

I am pleased to confirm that Teleglobe Canada ULC (“Teleglobe”) has approved the following changes, effective November 1, 2005, to your employment agreement dated January 10, 2005 (“Agreement”):

1) Base Salary: CAD $360,000 per annum, subject to annual increase as per the company’s practices.

2) Incentive Compensation: With respect to 2005, the target performance level shall be 140% of base salary, retroactive to January 1, 2005.

3) Termination: The target bonus set out in clause (c) of the section regarding “Termination” shall be amended from 100% of base salary to 140% of base salary.

Except as amended above, the terms and conditions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

Please indicate your acceptance of these employment conditions by signing this document and returning the original copy to Nicole Lemay, Vice President, Human Resources.

Thank you for your continued contributions and commitment to the success of Teleglobe.

Best regards,

/s/ LIAM STRONG
Liam Strong
President and Chief Executive Officer

cc:	Nicole Lemay, VP, Human Resources

I accept the conditions described in this letter.

Signature: /s/ PIERRE DUHAMEL	Date: November 9, 2005